EXHIBIT 10.30



                          AGREEMENT OF LEASE
                          ------------------

     FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

      1. Incorporated Terms.  The following terms are
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incorporated by reference into this Agreement:

      (a) DATE OF LEASE: September 16, 1988

      (b) NAME AND ADDRESS OF LANDLORD:

          287 Industrial Park, a New Jersey limited partnership
          c/o The Sudler Companies
          75 Eisenhower Parkway
          Roseland, New Jersey 07068

      (c) NAME AND ADDRESS OF TENANT:

          Simmons Company, a Delaware corporation
          #6 Executive Park Drive
          Atlanta, Georgia 30329

      (d) DESCRIPTION OF PROPERTY:

          A parcel of land known as 365 South Randolphville Road, Piscataway, New Jersey (Block 461B, Lot 1B) upon which is located a building containing 264,908 square feet, more or less.

      (e) TERM OF LEASE:

          Fifteen (15) years and three (3) months, commencing
          October 1, 1988 and expiring December 31, 2003.

      (f) PERMITTED USE:

          Manufacture and distribution of mattresses, upholstered furniture, other related products, and general offices incidental thereto.

      (g) SECURITY DEPOSIT:  $83,666.78

      (h) BROKER:

          Edward S. Gordon Company of New Jersey, Inc.; commission to be paid by Landlord.

      (i) RIDERS TO LEASE:

          Rent Rider
          Extension Options Rider

      2. Description of Property.   Landlord hereby leases to
         -----------------------
Tenant and Tenant hereby hires from Landlord, the land (the "Land"), building (the "Building") and other improvements described in Section l(d) (collectively the "Property").


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     3. Term. The term of the Lease (the "Term") shall commence
        ----
on the date set forth in Section l(e) (the "Commencement Date") and terminate on the date set forth in Section l(e) (the "Expiration
Date"), except as hereinafter provided.

     The first Lease year shall be the period commencing on the Commencement Date and ending on December 31, 1989. Each succeeding twelve calendar month period thereafter shall be a Lease Year.

     4. Fixed Rent. Tenant shall pay to Landlord at the address
        ----------
set forth in Section l(b), or to such other person or at such other place as Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the rent ("Fixed Rent") set forth on the Rent Rider annexed hereto, such Fixed Rent to be payable in monthly installments as set forth on the Rent Rider in advance on the first day of each month during the term of the Lease, except no Fixed Rent shall be payable for the period from the Commencement Date to December 31, 1988. If the Commencement Date shall be other than the first day of a calendar month, Tenant shall pay Landlord on the Commencement Date the proportionate amount of Fixed Rent for the balance of such month.

     5. Net Lease. Except as provided in Section 11, it is the
        ---------
intention of Landlord and Tenant that this is a net lease and that the Fixed Rent shall be absolutely net to Landlord and that Tenant shall be solely responsible for and pay all costs for the use, operation, maintenance, care and repair of the Property. All obligations with respect to the Property payable by Tenant other than the Fixed Rent are additional rent under this Lease. The term "rent" means the Fixed Rent and additional rent.

     6. Real Property Taxes. (a) Tenant shall pay all real
        -------------------
property impositions during the Term, such payment to be made to Landlord in installments in accordance with Section 38(k). As used herein, the term "real property impositions" means (i) any tax, assessment or other governmental charge of any kind which at any time during the Term may be assessed, levied, imposed upon or become due and payable with respect to the Property; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Property, or against Landlord's business of leasing the Property;
(iii) any tax or charge for fire protection, refuse collection, streets, sidewalks or road maintenance or other services provided to the Property by any governmental agency; and (iv) any tax replacing or supplementing in whole or in part any tax previously included within the definition of real property impositions under this Lease. During the first and last years of the Term, the real property impositions payable by Tenant shall be prorated for the fraction of the tax fiscal year included in the Term.

     (b) If an assessment for public improvements is levied against the Property, Landlord shall be deemed to have elected to pay such assessment in the maximum number of installments then permitted by law (whether or not Landlord actually so elects), and Tenant shall pay the installments payable during or attributable to the Term, together with any interest due as a result of the installment payments. Any installment for a period during which the Commencement Date or Expiration Date occurs shall be prorated for the fraction of the period included in the Term.

     (c) Notwithstanding anything herein to the contrary, real property impositions do not include Landlord's federal, state or local income, franchise, inheritance or estate taxes.

     7. Insurance. (a) Throughout the Term, Tenant shall
        ---------
procure and maintain, at its own expense, the following policies of


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insurance: (i) insurance covering all risk of physical loss or damage to the Building in the full amount of its replacement value (including agreed amount endorsement) (Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils, including demolition and increased cost of construction, water damage, sprinkler leakage, and any other perils which Landlord or any mortgagee of the Property ("Landlord's Mortgagee") deems necessary);
(ii) rental income insurance in an amount equal to one year's Fixed Rent, percentage rent, estimated real property impositions and insurance premiums; (iii) insurance against loss or damage by boiler or machinery or internal explosion or breakdown of boilers, equipment or electrical appurtenances, in an amount reasonably required by Landlord or any Landlord's Mortgagee; (iv) insurance against breakage of all plate glass on the Property; and (v) such other insurance as Landlord or Landlord's Mortgagee may reasonably require and which is customary with respect to similar properties in central New Jersey. All proceeds payable under any such policy shall be paid to Landlord or Landlord's Mortgagee, as their respective interests may appear.

     At Tenant's option, Tenant may elect to have Landlord procure the insurance required by this Section 7(a), and Tenant shall reimburse Landlord for the cost of obtaining such insurance in monthly installments in accordance with Section 38(k).

     (b) Throughout the Term, Tenant shall procure and maintain, at its expense, a policy of comprehensive public liability insurance, including contractual liability coverage insuring Landlord, Sudler Construction Co., Inc., Landlord's Mortgagee and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Property or in any manner related to the Property or any act or omission of Tenant. The initial amount of such insurance shall be at least $5,000,000 in combined single limit with respect to injury or death in any one accident, and at least $1,000,000 for damage to property. Such amount shall be subject to periodic increase as reasonably required by Landlord and which is customary with respect to similar properties in central New Jersey. However, the amount of such insurance shall not limit Tenant's liability hereunder.

     (c) Each insurance policy shall name as insureds Landlord, Sudler Construction Co., Inc. and any Landlord's Mortgagee, as their respective interests may appear. Each policy shall contain standard mortgagee endorsement clauses. All insurance policies shall be maintained with insurance companies authorized to transact insurance business in the state in which the Property is located and holding a "General Policyholder's Rating" of A or better, as set forth in the most current issue of "Best's Insurance Guide". The original all risk insurance policy (or copy thereof certified by the insurer) and certificates evidencing other insurance Tenant is required to maintain hereunder shall be deposited with Landlord at least ten (10) days prior to the Commencement Date. Evidence of renewals of all policies (but not necessarily the actual certificate or policy) shall be deposited with Landlord not less than twenty (20) days prior to the end of the term of each such policy. Original and renewal policies or certificates shall be accompanied by proof of payment of the premiums therefor. Such insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to Landlord and Landlord's Mortgagee, and any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord.

     (d) Landlord and Tenant shall each obtain for each insurance policy procured by it regarding the Property or any property located thereon, an appropriate clause therein or endorsement thereto pursuant to which each such insurance company waives its subrogation rights against Landlord and Tenant. If waiver of subrogation shall not be

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obtainable except at additional charge, Tenant shall pay the insurer's additional charge therefor.

     8. Utilities.    Tenant shall pay, directly to the
        ---------
appropriate supplier, the cost of all light, power, natural gas, fuel, oil, sewer service, sprinkler stand-by service, water, telephone, refuse disposal and other utilities and services supplied to the Property. Landlord shall not be liable to Tenant, and Tenant's obligations under the Lease shall not be abated, in the event of any interruption or inadequacy of any utility or service supplied to the Property.

     9. Use of Property. (a) The Property may only be used for
        ---------------
the use set forth in Par. l(f).

     (b) Notwithstanding the foregoing, Tenant shall not use or permit the Property to be used for (i) any unlawful purpose; (ii) in violation of any certificate of occupancy covering the Property; or
(iii) any use which may constitute a public or private nuisance or make voidable any insurance in force relating to the Property.

     (c) Tenant shall not cause or permit any overloading of the floors of the Building. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent.

     (d) No storage of any goods, equipment or materials shall be permitted outside the Building on the Property, except on the elevated platform at the rear of the Building provided the items stored are adequately screened from view from adjoining properties. Tenant may store goods, equipment or materials up to a height of twelve feet on the elevated platform at the rear of the Building without screening by canopy or roof, and without additional screening along the easterly boundary line of the Property. No additional screening shall be required on the north or south sides of the elevated platform. Trucks may be parked overnight on the Property.

     10. Existing Conditions. Tenant accepts the Property in its
         -------------------
"as is" condition as of the date hereof, except Landlord shall perform the following work prior to and/or during the first three months of the Term: (i) convert oil heating units to natural gas heating units:
(ii) put all dock shelters in good order and repair; (iii) put all lighting in good working order; (iv) place elevated platform at the rear of the Building in good order and repair; and (v) remove free-standing heating, ventilation and air-conditioning unit from the computer area and restore any damage caused by such removal. Tenant acknowledges that Landlord has not made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use.

     11. Maintenance and Repairs. (a) Landlord shall maintain
         -----------------------
and keep in good repair the structural components and foundations of the Building, except that Tenant shall repair any damage thereto caused by Tenant's negligence, Tenant's acts or performance by Tenant of any construction on the Property. Except as above provided, Tenant shall keep and maintain the Property (including all non-structural, exterior, interior and landscaped areas, and systems and equipment) in good order, condition and repair during the Term. Tenant shall promptly replace any portion of the Property or any systems or equipment thereof which cannot be fully repaired. All repairs and replacements shall be performed in a good and workmanlike manner. All of Tenant's obligations to maintain and repair the Property shall be accomplished at Tenant's sole expense.

     (b) Tenant shall keep and maintain all portions of the Property and the parking areas, sidewalks and landscaped areas, in an

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attractive and clean condition free of dirt and rubbish, and clear the parking areas and sidewalks of accumulations of snow and ice.

      (c) During the Term, Tenant shall procure and maintain the
following service contracts:    (i) contract for inspection and
maintenance of the roof of the Building (the inspections pursuant to such contract shall be made at least semi-annually); (ii) contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment installed in the Building (the inspection pursuant to such contract shall be made at least quarterly); and (iii) contract for maintenance of the landscaped areas of the Property. The identity of each contractor and each contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord.

      (d) Notwithstanding anything herein to the contrary, in the event the roof on the Building is required to be replaced during the Term, Landlord shall replace the roof and the cost thereof shall be apportioned between Landlord and Tenant as follows: The roof shall be deemed to have a twelve year useful life. Tenant shall pay to Landlord such portion of the cost equal to the ratio of the period remaining in the Term to twelve years, except that if twelve or more years remain in the Term, Tenant shall pay the entire cost of replacing the roof. If less than twelve years remain in the Term and Tenant exercises its option to extend the Term, Tenant's portion of the roof cost shall be recomputed to be equal to the ratio of the period remaining in the Initial Term and Extension Term to twelve years, and Tenant shall pay to Landlord at the time it exercises its option the difference between its share of the roof cost as recomputed and the amount previously paid.

     12. Alterations and Improvements.   (a) Tenant shall not
         ----------------------------
make any alterations, additions or improvements to the Property (the "Alterations") without Landlord's prior written consent, except for non-structural Alterations which do not exceed $25,000 in cost and which are not visible from the outside of the Building. In no event shall Alterations reduce the size or cubic content of the Building or reduce the value of the Property. Tenant shall submit to Landlord detailed plans and specifications for Alterations requiring Landlord's consent and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof, except that Tenant shall not be required to reimburse Landlord for its expenses in reviewing plans and specifications for Alterations required for Tenant's initial fit-up of the Building. Tenant shall also provide to Landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:

     (1) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy and/or compliance upon completion of the Alterations, if appropriate.

     (2) Tenant shall arrange for extension of the general liability insurance provided for in Section 7(b) to apply to the construction of the Alterations. Further, Tenant shall procure and maintain Builders Risk Casualty Insurance in the amount of the full replacement cost of the Alterations and statutory Workers Compensation Insurance covering persons employed in connection with the work. All such insurance shall conform to the requirements of Section 7(c).

     (3) Tenant shall construct the Alterations in a good and workmanlike manner utilizing new materials similar in quality to materials then in the Building and in compliance with all laws and governmental regulations.

of this Lease or sublease of a substantial portion of the Property, to terminate this Lease as of the effective date of such proposed assignment or sublease. In the event of a proposed sublease of less than a substantial portion of the Property, Landlord shall have the right to terminate this Lease with respect to the portion of the Property to be sublet, and this Lease shall continue with respect to the remaining portion of the Property. Landlord may enter into a direct lease with the proposed assignee or sublessee, if Landlord so elects. Landlord's acceptance of rent from a proposed assignee or sublessee shall not be construed to constitute its consent to an attempted assignment or subletting.

      (c) in the event of a permitted assignment or subletting, Tenant shall remit to Landlord as additional rent each month during the remainder of the Term any rent or other sums received by Tenant from its assignee or sublessee in excess of the Fixed Rent and other charges paid by Tenant allocable to the Property or portion thereof sublet, as the case may be.

      (d) No assignment or subletting hereunder, whether or not with Landlord's consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If Tenant's assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease.

     (e) Tenant shall pay to Landlord upon demand all costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting.

      19. Casualty. If the Building is damaged by fire or other
          --------
casualty, and (i) the insurance proceeds received by Landlord on account of such damage are sufficient to pay for the necessary repairs, (ii) Landlord's Mortgagee permits Landlord to utilize the insurance proceeds to repair such damage, and (iii) the Building can be fully repaired within one hundred eighty days (180) days after such casualty occurred, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. If any of the foregoing conditions requiring Landlord to repair the Building is not met, Landlord may elect either to (i) terminate this Lease; or (ii) repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect (but Tenant shall then have the right to terminate this Lease if the Building cannot be fully repaired within one hundred eighty (180) days after such casualty occurred). Landlord shall notify Tenant of its election within thirty
(30) days after Landlord receives notice of the occurrence of the casualty. Tenant's notification. if any, shall be required within ten
(10) days thereafter. In the event this Lease shall remain in full force and effect following a casualty, there shall be no abatement of the Fixed Rent or additional rent payable hereunder, but the proceeds of the rental income insurance described in Section 7 shall be applied against Tenant's rental obligations as received by Landlord. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any destruction of the Building. Landlord shall not be required to repair improvements or alterations to the Property made by Tenant, except to the extent Landlord receives insurance proceeds therefor.

      20. Condemnation. If more than five (5%) percent of the
          ------------
Land and/or Building shall be taken under the power of eminent domain or sold under the threat thereof ("Condemnation") and Tenant's use of the Property is materially adversely affected in the reasonable opinion of Tenant exercised in good faith, this Lease shall terminate on the date on which title to the Property or portion thereof shall vest in the condemning authority. If this Lease shall remain in effect as to the portion of the Property not taken, Landlord shall restore the improvements of the Property not taken as nearly as reasonably practicable to their condition prior to the Condemnation, and the Fixed Rent shall be reduced proportionately in accordance with the reduction in the square foot area of the Building following the Condemnation. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Property, except that Tenant may assert a separate claim to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense. It is understood that Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease or any options granted under this Lease. Landlord shall not be required to restore improvements or alterations to the Property made by Tenant.

      21. Surrender of Property. Upon termination of the Lease,
          ---------------------
Tenant shall surrender the Property to Landlord, broom clean, and in good order and condition, except for ordinary wear and tear, and damage by casualty which Tenant was not obligated to remedy under
Section 19. Tenant shall remove its machinery and equipment and repair any damage to the Property caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, heaters or air conditioners or fencing or gates, except if installed by Tenant and required by Landlord to be removed from the Property. ALL personal property of Tenant remaining on the Property after Tenant's removal shall be deemed abandoned and at Landlord's election may either be retained by Landlord or may be removed from the Property at Tenant's expense.

      22. Holdover. In the event Tenant remains in possession of
          --------
the Property after the expiration of the term of this Lease (the "Holdover Period"), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a rental for the Holdover Period at the rate of twice the annual rent payable during the last lease year of the term, plus all items of additional rent and other charges with respect to the Property payable by Tenant during the last lease year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Property after the expiration of the Term of this Lease. The sum due to Landlord hereunder shall be payable by Tenant upon demand.

      23. Events of Default; Remedies. (a) Tenant shall be in
          ---------------------------
default upon the occurrence of one or more of the following events (an "Event of Default"): (i) Tenant fails to pay rent required to be paid by Tenant hereunder within ten (10) days of the date when due; (ii) Tenant fails to pay any sum other than rent to Landlord or fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice thereof from Landlord; except that if more than thirty (30) days are required to cure such non-monetary default, Tenant shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion; (iii) Tenant abandons the Property for thirty (30) days or more; provided Tenant shall not be deemed in default if it temporarily ceases operations due to market conditions; or (iv) Tenant makes an assignment for the benefit of creditors, or if a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within forty-five (45)

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days, or if a receiver or trustee is appointed for a substantial part of Tenant's property and such appointment is not vacated within forty-five (45) days.

     (b) On the occurrence of an Event of Default, without limiting any other right or remedy Landlord may have, without notice or demand, Landlord may:

          (i) Terminate this Lease and Tenant's right to possession of the Property by any lawful means, in which event Tenant shall immediately surrender possession of the Property to Landlord. At its option, Landlord may occupy the Property or cause the Property to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Property or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for reletting and the reletting itself, including brokerage and attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Property, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. If Landlord elects to occupy the Property or any part thereof, there shall be allowed against Tenant's obligation for rent during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent payable hereunder for such portion of the Property. Such occupancy shall not be construed as a release of Tenant's liability hereunder.

        (ii) Permit Tenant to remain in possession of the Property, in which event this Lease shall continue in effect.
Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.

       (iii) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Property is located.

     (c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease as a court may deem appropriate. Landlord's exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.

     (d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.

     24. Service Fee; Interest. (a) Tenant's failure to pay
         ---------------------
rent promptly or make other payments required under this Lease may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Fixed Rent, additional rent or other sums due from Tenant to Landlord within five (5) days after it becomes due, Tenant shall pay Landlord as additional rent a service fee equal to six (6%) percent of the overdue amount. Such service fee shall not apply to sums other than rent unless unpaid for more than thirty (30) days. This service fee shall be in addition to reasonable legal fees and costs incurred by Landlord in enforcing this Lease.

     (b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eighteen (18%) percent per annum ("Default Interest") from the due date of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law. the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

     25. Indemnification by Tenant. Tenant shall indemnify and
         -------------------------
hold harmless Landlord and Sudler Construction Co., Inc. from and against all liability, claims or costs including reasonable legal fees, arising from (i) Tenant's use of the Property; (ii) any breach of this Lease by Tenant; (iii) any other act or omission of Tenant related to the Property; or (iv) any injury to person or damage to property occurring on the Property. Tenant shall defend Landlord and Sudler Construction Co., Inc. against any such claim of a third party, with counsel reasonably acceptable to Landlord or at Landlord's election, Tenant shall reimburse Landlord for reasonable legal fees incurred by Landlord's employment of its own counsel.

     26. Landlord's Right to Cure Tenant's Default.     If Tenant
         -----------------------------------------
fails to make any payment or perform any act on its part to be made or performed, then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant's part, and the costs incurred by Landlord in connection with such payment or performance, together with Default Interest thereon, shall be paid on demand by Tenant to Landlord as additional rent.

     27. Waiver of Liability. Landlord shall not be liable for
         -------------------
any injury or damage to the business, equipment, merchandise or other property of Tenant or any of Tenant's employees or invitees or any other person on or about the Property, resulting from any cause, including, but not limited to: (i) fire, steam, electricity, water, gas or rain; (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures; or (iii) condition of the Property. The provisions of this Section shall not exempt Landlord from liability for Landlord's negligence or willful misconduct, except where covered by any of Tenant's insurance policies.

     28. Force Majeure. If either party is unable to perform any
         -------------
of its obligations due to events beyond such party's reasonable control, the time provided to such party for performing such obligations shall be extended by a period of time equal to the duration of such events, and the other party shall not be entitled to any claim against such party by reason thereof. Events beyond a party's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, weather conditions, labor or material shortages, or government regulation or restriction. Nothing herein shall delay or affect Tenant's obligation to pay Fixed Rent, real property impositions or other items of additional rent payable by Tenant under this Lease as the same becomes due.

     29. Notice of Landlord's Default. Tenant shall give written
         ----------------------------
notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and any ground lessor or Landlord's Mortgagee whose name and address have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor or Landlord's Mortgagee) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     30. Landlord's Liability Limited.    There shall be no
         ----------------------------
personal liability of the Landlord or any partner, stockholder, officer. director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Property. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

     31. Estoppel Statement; Financial Statement.    (a)  Upon
         ---------------------------------------
Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) the Commencement Date;
(ii) the Expiration Date; (iii) that this Lease is in full force and effect and unmodified (or if modified, stating the modifications):
(iv) the last date of payment of the Fixed Rent and other charges and the time period covered by each payment; and (v) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default). Tenant shall deliver such statement to Landlord within fifteen (15) days after Landlord's request. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Property.

     (b) Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord such financial statements as are reasonably required to verify the net worth of Tenant. Any such statement may be given by Landlord to any Landlord's Mortgagee or prospective encumbrancer of the Property, and shall be kept confidential by each of them. Tenant represents to Landlord that each such financial statement is a true and accurate statement in all material respects as of the date of such statement.

     32. Quiet Enjoyment. (a) Landlord covenants that as long as
         ---------------
Tenant pays the Fixed Rent and additional rent and performs its other obligations under this Lease. Tenant shall peaceably and quietly have, hold and enjoy the Property for the term provided by this Lease, subject to the provisions of this Lease, any mortgage or other agreement to which this Lease is subordinate.

     (b) Landlord reserves to itself such access and utility easements over, under and across the Property as may be required by Landlord from time to time in connection with the ownership, use or operation of any other property of Landlord or any affiliated party of Landlord. No such easement shall materially interfere with Tenant's use of the Property.

     33. Subordination; Attornment. (a) This Lease is subject
         -------------------------
and subordinate to any ground lease or mortgage which may now or hereafter encumber the Property, and any renewals, modifications, consolidations, replacements or extensions thereof.

     (b) If Landlord's interest in the Property is acquired by any ground lessor, Landlord's Mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord, or be subject to any offsets or defenses which Tenant might have against any prior landlord, or be bound by any Fixed Rent which Tenant might have paid for more than the current month to any prior landlord, or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

     (c) Landlord agrees to use its best efforts to obtain from the present Landlord's Mortgagee, and shall obtain from any future ground lessor or future Landlord's Mortgagee its agreement that as long as Tenant is not in default under this Lease, if the ground lease is terminated or mortgage foreclosed, the ground lessor or Landlord's Mortgagee will not disturb Tenant's possession and use of the Property in accordance with this Lease.

     (d) The foregoing provisions shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver any document reasonably necessary or appropriate to evidence the subordination, attornment or agreement above provided.

     (e) Until such time as Landlord obtains a non-disturbance agreement from the present Landlord's Mortgagee as described in
Section 33(c) above, and provided that Tenant is not in default under this Lease, then landlord, David S. Steiner and Samuel Sudler personally shall indemnify, defend and hold Tenant harmless from and against any and all losses, costs, damages, liabilities and expenses incurred by Tenant in connection with (i) any foreclosure or other action brought by the present Landlord's Mortgagee to enforce its rights under the mortgage existing and enforceable as of the date hereof, or (ii) any action brought by the present Landlord's Mortgagee under the mortgage existing and enforceable as of the date hereof to void this Lease.

     34. Brokerage. Each party represents to the other that it
         ---------
did not deal with any real estate broker in connection with this Lease, other than the real estate broker (if any) whose identity is set forth in Section l(h). The commission of such broker (if any) shall be paid by the party as set forth in Section l(h). Each party shall indemnify and hold the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the broker identified in Section l(h).

     35. Security Deposit. Upon execution of this Lease, Tenant
         ----------------
shall deposit with Landlord the sum set forth in Par. l(g) as security for the performance by Tenant of its obligations under this Lease (the "Security Deposit"). Landlord shall place the Security Deposit in an interest bearing account. Landlord shall have the right to use the Security Deposit to cure any default of Tenant hereunder, including, but not limited to, payment of Fixed Rent, additional rent, service fees or other debts of Tenant due Landlord, or repair or restoration of the Property. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within thirty (30) days after Landlord's demand therefor. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return the Security Deposit to Tenant with interest on the date thirty
(30) days after the surrender of the Property by Tenant. Landlord may deliver the Security Deposit to the purchaser or other transferee of Landlord's interest in the Property in the event the Property is sold or otherwise transferred, and Landlord shall be discharged from any further liability with respect to the Security Deposit.

     36. Notices. All notices in connection with this Lease or
         --------
the Property shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by recognized courier service (e.g., Federal Express, Purolater). Notices to Landlord shall be delivered to the address specified in

Par. l(b). Notices to Tenant shall be delivered to the address specified in Par. 1(c), marked to the attention of Tenant's General Counsel. All notices shall be effective upon delivery or attempted delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in
accordance with this provision.   All invoices and similar
communications as well as a copy of all Notices, shall also be sent to Tenant at the Property.

     37. Memorandum of Lease.   Tenant shall not record this
         -------------------
Lease. However, either Landlord or Tenant may require that a memorandum of this Lease executed by both parties be recorded. Such memorandum shall include such portions of this Lease as either party may reasonably require, but shall not specify the amount of Fixed Rent payable hereunder.

     38. Miscellaneous. (a) The failure of either party to
         -------------
insist on strict performance of any provision of this Lease, or to exercise any right contained herein, shall not be construed as a waiver of such provision or right in any other instance. All amendments to this Lease shall be in writing and signed by both parties.

     (b) The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other.

     (c) This provision intentionally deleted.

     (d) The laws of the state in which the Property is located shall govern this Lease.

     (e) If Tenant is a corporation or partnership. each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation or partnership, as the case may be.

     (f) This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant: provided, however, Landlord shall have no. obligation to Tenant's successor unless the interest of Tenant's successor in this Lease is acquired in accordance with Section 18.

     (g) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.

     (h) This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

     (i) A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.

     (j) Tenant represents to Landlord that the present net worth of Simmons Company, the named Tenant herein, is in excess of $25,000,000.

      (k) At the request of Landlord, Tenant shall pay real property impositions or other expenses of the Property to Landlord in monthly installments on an estimated basis as determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord's experience and anticipation of costs.
No more than thirty (30) days after the end of each calendar year during the term, Landlord shall deliver to Tenant a statement setting forth the actual real property impositions or other expenses of the Property for such calendar year for which estimated payments were made, the amount paid by Tenant on account thereof, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord's request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited against the next succeeding estimated payments due hereunder, unless the term has then expired, in which event the excess amount shall be refunded to Tenant.

     The riders enumerated in Section l(i) are attached hereto and made a part of this lease as fully as if set forth herein at length. The terms used in the rider have the same meanings as set forth in the Lease. The provisions of a rider shall prevail over any provisions of the lease which are inconsistent or conflict with the provisions of the rider.

     IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date set forth in Section l(a).

                                        LANDLORD:

      WITNESS OR ATTEST:                287 INDUSTRIAL PARK

      __________________                By: /s/ David Steiner
                                            -------------------------
                                        Its: General Partner
                                             ------------------------


                                        TENANT:

      WITNESS OR ATTEST:                SIMMONS COMPANY

      __________________                By: /s/
                                            -------------------------
                                        Its: Executive Vice President
                                             ------------------------

                                        /s/ Samuel Sudler
                                        -----------------------------
                                        Samuel Sudler
                                        as to Section 33(e)
                                        of the Lease only

                                        /s/ David S. Steiner
                                        -----------------------------
                                        David S. Steiner
                                        as to Section 33(e) of
                                        the Lease only

                               RENT RIDER
                               ----------

Date of Lease:  September 16, 1988

Landlord:   287 Industrial Park

Tenant:     Simmons Company

Property:   365 South Randolphville Road
            Piscataway, New Jersey

   The Fixed Rent payable by Tenant to Landlord during the Term shall be at the annual amounts and for the periods and be payable in the monthly installments as follows:

Period                   Monthly Installment                  Annual Amount
- ------                   -------------------                  -------------
Lease Years 1-5 *           $ 83,666.78                       $1,004,001.30

Lease Years 6-10            $100,444.28                       $1,205,331.40

Lease Years 11-15           $120,533.13                       $1,446,397.60

* No Fixed Rent installments shall be payable for the period from October 1, 1988 to December 31, 1988.


                                  Initials:

                                  -----------------------
                                   For Landlord

                                  -----------------------
                                   For Tenant

                         EXTENSION OPTIONS RIDER
                         -----------------------

Date of Lease:  September 16, 1988

Landlord:   287 Industrial Park

Tenant:     Simmons Company

Property:   365 South Randolphville Road
            Piscataway, New Jersey

     1. Grant of Option. Subject to the provisions of Section 3
        ---------------
of this Rider, Landlord hereby grants to Tenant one (1) option (such option is hereunder referred to as the "Option") to extend the Term following the expiration of the original term hereof (the "Initial Term") for an additional term of five (5) years (such additional term is hereinafter referred to as the "Extension Term").

     2. Exercise of Option. The Option shall be exercised only
        ------------------
by written notice (the "Extension Notice") delivered to Landlord in accordance with Section 36 of the Lease at least one (1) year before the expiration of the Initial Term. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver any Extension Notice within the specified time period, the Option related thereto shall lapse, and Tenant shall have no further right to extend the Term.

     3. Conditions Precedent to Option. The Option shall be
        ------------------------------
exercisable by Tenant and the Lease shall continue for the Extension Term on all of the following conditions:

     (a) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term related thereto, Tenant shall not be in continuing default under any of the provisions of the Lease.

     (b) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term related thereto, the Tenant named in Section 1(c) of the Lease shall not have assigned the Lease or sublet any portion of the Property, except as permitted in Section 18(a) of the Lease.

     4. Extension Term Provisions. The Extension Term shall be
        -------------------------
on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except as follows:

     The Fixed Rent payable by Tenant during the Extension Term shall be at the annual amounts and for the periods and be payable in the monthly installments as follows:

 Period                    Monthly Installment           Annual Amount
 ------                    -------------------           -------------
 Lease Years 16-20             $150,776.80               $1,809,321.60



                                  Initials:

                                  -----------------------
                                   For Landlord

                                  -----------------------
                                   For Tenant

                           SIMMONS COMPANY
              #6 Executive Park Drive Atlanta, Georgia, 30329

                           December   , 1989

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111

       RE: Premises: 365 South Randolphville Road
                     Piscataway, New Jersey

Gentlemen:

    The undersigned is Lessee of a 264,908 square foot building located at the above address, under a lease dated September 16, 1988.

    The undersigned has been informed that you are the holder of a mortgage loan on 365 South Randolphville Road, Piscataway, New Jersey, and that you will be receiving an Assignment of all leases, including this one, as collateral security for said mortgage loan, and that you are acting in reliance upon this letter. We agree not to subordinate our lease to any second mortgage without your written consent.

     The undersigned has been requested to, and does hereby certify to you that it has accepted possession of the premises in the above building and is in possession of same, and that the lease commenced on the 1st day of October, 1988, and the lease terminates on the 31st day of December, 2003.

     The building has been erected and the parking area completed in accordance with the terms of the lease. There is no offset of rent; to the undersigned's knowledge, there has been no violation of or default under any of the lease terms on the part of the Landlord or the Tenant as of this date.

     We have no knowledge of any circumstances giving rise to any credit or set-off against the obligation for present or future rentals, and we have no notices of any prior assignment, hypothecation, or pledge of the rents under the lease.

     We agree to give to you written notice of any default or defaults by Landlord under the lease concurrently with the giving of

 Massachusetts Mutual Life Insurance Company
 December , 1989
 Page 2


any such notice to the Landlord. You will have an opportunity to cure said default from the date of the notice to a time prior to the exercising of our rights, if any, arising under the lease in accordance with Section 29 of the lease. Such a notice shall be sent to the following address:

        Real Estate Investment Division
        Massachusetts Mutual Life Insurance Company
        1295 State Street
        Springfield, Massachusetts 01111
        Attention: Vice President
                   Real Estate Investment Division

     For Ten Dollars in hand paid, the receipt whereof is hereby acknowledged, and other good and valuable consideration the undersigned hereby subordinates all of its right, title and interest under the terms of its lease to the lien, operation and effect of any mortgage or mortgages (as modified or extended) of your Company, or the first lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or 264,908 square foot building or against any improvements hereafter placed upon the land of which the leased premises are a part, and to all advances hereafter to be made upon the security hereof under any first lien.

     In the event your Company or third party becomes the owner of 365 Randolphville Road. Piscataway, New Jersey, including land and improvements, by foreclosure or otherwise, the undersigned agrees to attorn to your Company or any purchaser and to recognize either your Company or any purchaser as the Landlord. Your Company agrees that by accepting this Tenant's Acceptance Letter Agreement, that it will not disturb or interfere with the possession of the undersigned during the term of the lease or any extension or renewal thereof, except as otherwise permitted by the terms of the lease.

                                  Very truly yours,

                                  SIMMONS COMPANY

                                  By:___________________